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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-62600, 333-56906, 333-59959 and 333-73015) pertaining to the
Actuate Corporation 1998 Equity Incentive Plan, Actuate Corporation 1998 Employee Stock Purchase Plan, Actuate Corporation 1998 Non-Employee Directors Option Plan, Actuate Corporation 2001 Supplemental Stock Option Plan, First Amended and Restated Tidestone Technologies, Inc. Non-Qualified Stock Option Plan of 1999 and Tidestone Technologies, Inc. 1998 Incentive Stock Option Plan and we also consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-67220 and 333-34410) of Actuate Corporation and in the related prospectuses of our report dated January 18, 2002, with respect to the consolidated financial statements of Actuate Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 15, 2002